SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 14, 1999

                              Siti-Sites.com, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                              0-15596              75-1940923
(State or other jurisdiction          (Commission          (IRS Employer
of incorporation or organization)     File Number)         Identification No.)

                  594 Broadway, Suite 1001, New York, NY 10012
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (212) 925-1181

                     Spectrum Information Technologies, Inc.
          (Former name or former address, if changed since last report)
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Item 2 - Acquisition or Disposition of Assets

      As described below in this Item 2, in recent months Siti-Sites.com, Inc. (formerly known as Spectrum Information Technologies, Inc., and hereinafter referred to as "SITI" or the "Company") has acquired the assets of a number of other websites primarily in exchange for SITI common stock. SITI has also sold additional shares of its common stock in the financings described below in "Item 5 - Other Events." As a result of all of these transactions, SITI currently has approximately 10,000,000 shares of common stock outstanding.

      (a) Description of Transactions

      On January 3, 2000, Siti-Sites.com, Inc. (formerly known as Spectrum Information Technologies, Inc., and hereinafter referred to as "SITI" or the "Company"), acquired all of the assets and certain liabilities of (i) HungryBands.com (www.hungrybands.com), an e-commerce website and business promoting and selling music by independent artists, (ii) NewMediaMusic.com (www.newmediamusic.com), an e-news/magazine business devoted to new Internet music, news releases by artists and record labels, interviews and other information useful to fans and artists, and (iii) NewYorkExpo.com (www.newyorkexpo.com), a music and Internet conference business. The acquired assets consist primarily of intangible assets.

      HungryBands.com was acquired for 150,000 shares of SITI common stock, payable in three installments through June, 2000 to its founder and owner Ted Mazola, as certain operating goals are achieved. HungryBands.com currently has some 1,600 bands signed-up or linked into its website, and continues to add new bands. The operation is complementary to SITI's Tropia.com (www.tropia.com) business, which now has some 250 bands from selected artists and record labels, but will continue to be operated as a separate website as part of the SITI music group.

      SITI acquired NewMediaMusic.com from Mr. Mazola and Steve Zuckerman, and NewYorkExpo.com from New York Music Expo, Inc., a New Jersey corporation which is wholly-owned by Mr. Zuckerman, for a total of 60,000 shares of SITI common stock. In addition, Mr. Zuckerman was granted a 15% interest for three years in the operating profits of NewYorkExpo.com's music and Internet conference business, after completing an upcoming March, 2000 Expo (in which he was granted a 75% interest). Messrs. Mazola and Zuckerman recently joined SITI as Vice-President/Technology and Vice-President/NewMedia Development, respectively.

      The NewMediaMusic e-magazine is updated on a continuing basis and has working relationships with many major firms and personalities in this emerging niche of the overall music industry. The Internet conferences promoted by NewYorkExpo.com attract sponsors from the music and computer software/equipment world, and help participating sponsors and exhibitors build the personal and business networks that are creating this emerging branch of the music industry. Mr. Zuckerman, who has over 20 years experience in the music industry and many contacts within the established labels, indie domains and among artists, will continue to manage these conferences.

      The information set forth above is a summary only and is qualified in its entirety by reference to the Purchase Agreement dated January 3, 2000, between Siti-Sites.com, Inc. and Theodore Mazola, the Purchase Agreement-2 dated January 3, 2000, among Siti-Sites.com, Inc., Theodore Mazola and Steven Zuckerman, and the Letter Agreement dated January 3, 2000, executed by New York Music Expo, Inc. in favor of Siti-Sites.com, Inc., copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference. In addition, a copy of SITI's press release announcing the acquisitions described above is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5 - Other Events

      (a) EZCD.com

      On December 23, 1999, SITI agreed to invest $500,000 in Volatile Media, Inc., which does business as EZCD.com (www.ezcd.com) ("EZCD"), a premier custom music compilation company. The terms of the SITI investment are subject to negotiation and execution of final documents. In the interim, on December 23, 1999, SITI made a $500,000 bridge loan to EZCD, which comes due not later than February 15, 2000, by which time final documents should be completed. Upon closing of the investment, SITI will acquire convertible preferred
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stock and five-year warrants (exercisable at substantially higher prices)
totalling approximately 4% of EZCD's common stock equity, after conversion and exercise.

      EZCD.com, which targets the same college and youth markets as SITI's existing websites, combines varied content with highly-useful services to artists and labels. These include an easy-to-use e-commerce and royalty reporting system, automated publishing software to disseminate tour-dates and other artist generated news, and powerful e-mail and communication tools. EZCD.com's services to consumers and fans include personalized music selections and one-click registration for newsletters and fan clubs, all of which fit into SITI's long-range plans for its growing content on several websites. Each of these websites will be cross-linked for commerce purposes.

      Concurrently with the investment commitment, SITI has entered into a Content and Technology Sharing Agreement with EZCD, under which EZCD will make its music content, and the software and related technology for all of its services, available on a private-label basis to all of SITI's websites. This Sharing Agreement further provides for linkage between all of EZCD's websites with all of SITI's e-commerce websites (presently www.tropia.com, www.hungrybands.com, www.newmediamusic.com and www.newyorkexpo.com) for shared promotion and commerce.

      A copy of SITI's press release announcing the committed investment and the bridge loan described above is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

      (b) Annual Meeting, Additional Investment and Stock Transfer

      At SITI's Annual Meeting of Stockholders on December 14, 1999, the stockholders of SITI approved SITI's previously announced second round of financing with Lawrence M. Powers, the Chairman/CEO and a major stockholder of SITI, with SITI receiving $1,250,000. The financing was accomplished through Powers & Co., a sole proprietorship owned by Mr. Powers. In addition, resolutions changing SITI's corporate name to Siti- Sites.com, Inc., revising its Certificate of Incorporation, enacting employee/director stock option plans, electing its board of directors and approving all other items described in its proxy statement were also approved at the Annual Meeting. SITI's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 15, 1999. A copy of SITI's Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto.

      On December 21, 1999, Mr. Powers, through Powers & Co., purchased from Maurice Schonfeld, a former Director of SITI, 166,666 shares of SITI common stock, and an option to purchase 100,000 additional shares of common stock at $0.15 per share, exercisable until December 11, 2003, for an aggregate purchase price of $33,333, the price paid by Mr. Schonfeld. At that time, Mr. Schonfeld sold his remaining shares of SITI common stock and his remaining options to John DiNozzi, a business partner of Robert Ingenito, a Director of SITI, and another individual at the price paid by Mr. Schonfeld for such common stock and options.

      In addition, on December 23, 1999, Mr. Powers, through Powers & Co., Mr. Ingenito, and Mr. DiNozzi purchased additional equity of SITI for an aggregate of $500,000. They purchased an aggregate of 400,000 additional shares of SITI common stock and options to purchase an aggregate of 200,000 additional shares of SITI common stock at $2.50 per share, exercisable for five years. Lawrence Powers has made a gift of one-half of the shares of SITI common stock and the options he acquired in each of the transactions described above to his son, Barclay Powers, a director of SITI.

      A copy of SITI's press release announcing the results of SITI's Annual Meeting and the additional $500,000 investment described above is attached as
Exhibit 99.3 hereto and is incorporated by reference.

      This Current Report on Form 8-K contains statements that are "forward-looking," which are based on management's current hopes and expectations. There can be no guarantees as to SITI's or EZCD's future performance, or that their plans or operations will prove successful. For a discussion of the risks, capital needs and competition relating to SITI and its business, see SITI's publicly filed quarterly reports (the latest is dated


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November 9, 1999), recent news releases, and its annual SEC report filed in
July, 1999, all of which are available on the Internet, and by request to SITI at 594 Broadway, Suite 1001, New York, N.Y. 10012

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

      The Registrant is not required to file financial statements regarding the acquisitions described above in "Item 2 - Acquisition or Disposition of Assets."

      (b) Pro Forma Financial Information.

      The Registrant is not required to file pro forma financial information regarding the acquisitions described above in "Item 2 - Acquisition or Disposition of Assets."

      (c) Exhibits.

      Exhibit No.  Description
      -----------  -----------

      3.1 Amended and Restated Certificate of Incorporation of Spectrum Information Technologies, Inc.

      10.1 Purchase Agreement dated January 3, 2000, between Siti-Sites.com, Inc. and Theodore Mazola.

      10.2 Purchase Agreement-2 dated January 3, 2000, among Siti-Sites.com, Inc., Theodore Mazola and Steven Zuckerman.

      10.3 Letter Agreement dated January 3, 2000, executed by New York Music Expo, Inc. in favor of Siti-Sites.com, Inc.

      99.1         Press release dated January 4, 2000

      99.2         Press release dated January 11, 2000

      99.3         Press release dated December 29, 1999


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 14, 2000.


                                       SITI-SITES.COM, INC.


                                       By /s/ Lawrence M. Powers
                                          ----------------------
                                          Lawrence M. Powers
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors


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